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EXHIBIT 1.2

                               SPECIAL RESOLUTION
                                       OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                (Incorporated in Bermuda with limited liability)

                          PASSED ON 12TH FEBRUARY, 2007

I, Wu Xiao An (also known as Ng Siu On), a director of Brilliance China Automotive Holdings Limited (the "Company"), do hereby certify that at a special general meeting of the Company duly convened and held at Victoria Room I, Level 2, Four Seasons Hotel Hong Kong, 8 Finance Street, Central, Hong Kong on Monday, 12th February, 2007 at 9.00 a.m., the following special resolution was duly passed:

AS A SPECIAL RESOLUTION:

6. THAT the bye-law 6.(A) of the bye-laws of the Company be deleted in its entirety and substituted with the following:

     "The authorised share capital of the Company is US$80,000,000 divided into 8,000,000,000 shares of US$0.01 each."

Dated this 12th day of February, 2007

                                 /s/ Wu Xiao An
                            -------------------------
                                   Wu Xiao An
                            (also known as Ng Siu On)
                                    Director

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                  ORDINARY RESOLUTIONS AND A SPECIAL RESOLUTION
                                       OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                (Incorporated in Bermuda with limited liability)

                            PASSED ON 24TH JUNE, 2005

I, Wu Xiao An (also known as Ng Siu On), a director of Brilliance China Automotive Holdings Limited (the "Company"), do hereby certify that at an annual general meeting of the Company duly convened and held at Pheasant Room, 1st Floor, Mandarin Oriental Hong Kong, 5 Connaught Road Central, Hong Kong on Friday, 24th June, 2005 at 9.00 a.m., the following special resolution was duly passed:

AS A SPECIAL RESOLUTION:

6    "THAT the Bye-Laws of the Company be amended as follows:

     (a) by deleting the existing bye-law 6.(A) and substituting therefor the following bye-law:

          "6.(A) The authorised share capital of the Company at the date on which these Bye-Laws come into effect is US$50,000,000 divided into 5,000,000,000 shares of US$0.01 each.";

     (b) by deleting the wording in the existing bye-law 70 which reads "before or after the declaration of the results of the show of hands or on the withdrawal of any other demand for a poll" and substituting therefor the following new wording:

          "before or at the declaration of the results of the show of hands in respect of the relevant resolution or on the withdrawal of any other demand for a poll";

     (c) by deleting the existing bye-law 99 and substituting therefor the following bye-law:

          "99. Notwithstanding any other provisions in the Bye-Laws or other terms on which any Director may be appointed or engaged, at each annual general meeting one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to one-third but not greater than one-third (or in such other manner of rotation as may be required by the Listing Rules), shall retire from office by rotation. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day shall (unless they otherwise agree between themselves) be determined by lot. The retiring Directors shall be eligible for re-election. The Company at any general meeting at which any Directors retire may fill the vacated offices.";

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     (d)  by deleting the existing bye-laws 102.(A) and (B) and substituting therefor the following bye-laws:

          "102.(A) The Company may from time to time in general meeting by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office until the next following general meeting of the Company (in the case of filling a casual vacancy) or until the next following annual general meeting of the Company (in the case of an addition to the Board), and shall then be eligible for re-election at the meeting. The Directors to retire at the annual general meeting pursuant to this Bye-Law 102.(A) shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at the annual general meeting.

               (B) The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board but so that the number of Directors so appointed shall not exceed the maximum number determined from time to time by the shareholders in general meeting. Any Director so appointed shall hold office until the next following general meeting of the Company (in the case of filling a casual vacancy) or until the next following annual general meeting of the Company (in the case of an addition to the Board), and shall then be eligible for re-election at the meeting. The Directors to retire at the annual general meeting pursuant to this Bye-Law 102.(B) shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at the annual general meeting.""

Dated this 24th day of June, 2005

                                 /s/ Wu Xiao An
                             ----------------------
                                   Wu Xiao An
                            (also known as Ng Siu On)
                                    Director